SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2004

COMPUTER TASK GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

New York	1-9410	16-0912632

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Delaware Avenue, Buffalo, NY	14209

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(716) 882-8000

Not Applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (b) Pro Forma Financial Information.

     On April 6, 2004, Computer Task Group, Incorporated (the “Registrant”) filed a Current Report on Form 8-K with respect to the sale of all of the issued share capital of Computer Task Group Nederland, B.V., a private limited liability company organized in the Netherlands. This Current Report on Form 8-K/A includes as Exhibit 99.2 the unaudited pro forma financial information required by Article 11 of Regulation S-X.

     (c) Exhibits.

Exhibit Number	Description
#2.1	Share Sale and Purchase Agreement, dated March 30, 2004, between Computer Task Group Europe B.V. and Scajaquada Holding B.V.
#99.1	Press Release dated April 6, 2004.
*99.2	Unaudited Pro Forma Financial Data.

_______________
*	filed herewith.
#	previously filed.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 4, 2004	COMPUTER TASK GROUP, INCORPORATED By: /s/ Peter P. Radetich Name: Peter P. Radetich Title: Senior Vice President & Secretary